EXHIBIT  23.1

CONSENT  OF  INDEPENDENT  AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1993 Stock Option Plan of PixTech, Inc. of our report dated March 6, 2000, with respect to the financial statements of PixTech, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission

                                           Ernst  &  Young  AUDIT
                                           /s/  Christine  Blanc-Patin
                                           ERNST  &  YOUNG  AUDIT

                                           Represented by: Christine Blanc-Patin
Marseilles, France
November 6, 2000